UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2016
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 954-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
As previously reported in the Current Report on Form 8-K dated February 29, 2016, Federal Signal Corporation, a Delaware corporation, and certain of its wholly-owned subsidiaries (referred to collectively as the “Company”) entered into asset purchase agreements (the “Purchase Agreements”) with, among the other parties thereto, Joe Johnson Equipment Inc., an Ontario corporation, and Joe Johnson Equipment (USA) Inc., a New York corporation (referred to collectively as “JJE”).
On June 3, 2016, pursuant to the terms and conditions of the Purchase Agreements, the Company completed the acquisition of substantially all of the assets and operations of JJE for initial consideration of C$108 million (approximately U.S. $83 million), subject to closing and post-closing adjustments (the “Acquisition”).
As further outlined in the Purchase Agreements, there is an earn-out payment of up to C$10 million that is contingent upon the achievement of certain financial targets and objectives and a deferred payment of C$8 million that serves as security for JJE’s indemnity obligations under the Purchase Agreements. The earn-out payment, if any, and the deferred payment will be made after the third anniversary of the closing date. In connection with the closing, and as a condition thereto, the parties entered into a Joint Issues and Reverse Earn Out Payment Agreement (the “Joint Issues Agreement”) which, among other things, sets forth the agreement of the parties with respect to the deferred payment, post-closing adjustment to the initial consideration, earn-out payment and indemnification.
The foregoing description of the Joint Issues Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Joint Issues Agreement, a copy of which is attached hereto as Exhibit 10.1 (excluding exhibits, which the Company agrees to furnish supplementally to the Securities and Exchange Commission upon request). Further, the foregoing summary of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Purchase Agreement, copies of which are incorporated by reference to Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K dated February 29, 2016.
Additionally, a copy of the press release issued by the Company in relation to the closing of the Acquisition is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1
Joint Issues and Reverse Earn Out Payment Agreement, dated as of June 3, 2016, by and among Federal Signal Corporation, FST Canada Inc., Joe Johnson Equipment LLC, Vactor Manufacturing Inc., Joe Johnson Equipment Inc., JJE Limited Partnership, Joe Johnson Equipment (USA) Inc., and the Shareholders of Seller named therein.

10.2
Asset and Share Purchase Agreement, dated as of February 29, 2016, by and among FST Canada Inc., Federal Signal Corporation, Joe Johnson Equipment Inc. and the Shareholders of Seller named therein. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 29, 2016.

10.3
Asset Purchase Agreement, dated as of February 29, 2016, by and among Vactor Manufacturing Inc., Federal Signal Corporation, Joe Johnson Equipment (USA) Inc. and the Shareholders of Seller named therein. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 29, 2016.

	99.1	Federal Signal Corporation Press Release, dated June 3, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: June 3, 2016	By:	/s/ Brian S. Cooper
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 10.1
Joint Issues and Reverse Earn Out Payment Agreement, dated as of June 3, 2016, by and among Federal Signal Corporation, FST Canada Inc., Joe Johnson Equipment LLC, Vactor Manufacturing Inc., Joe Johnson Equipment Inc., JJE Limited Partnership, Joe Johnson Equipment (USA) Inc., and the Shareholders of Seller named therein.

Exhibit 10.2
Asset and Share Purchase Agreement, dated as of February 29, 2016, by and among FST Canada Inc., Federal Signal Corporation, Joe Johnson Equipment Inc. and the Shareholders of Seller named therein. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 29, 2016.

Exhibit 10.3
Asset Purchase Agreement, dated as of February 29, 2016, by and among Vactor Manufacturing Inc., Federal Signal Corporation, Joe Johnson Equipment (USA) Inc. and the Shareholders of Seller named therein. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 29, 2016.

Exhibit 99.1	Federal Signal Corporation Press Release, dated June 3, 2016.